Exhibit 99.g(12)

February 27, 2015

State Street Bank and Trust Company
Channel Center

One Iron Street

Boston, Massachusetts 02210

Attention:  James Newland, Vice President

Re:          New Funds

Ladies and Gentlemen:

Please be advised that the Credit Suisse Opportunity Funds (the “Trust”) has established a new series of shares to be known as Credit Suisse Global Sustainable Dividend Equity Fund (the “Fund”).

In accordance with Section 21, the Additional Funds provision, of the Custodian Agreement dated as of October 20, 2000 by and among each management investment company party thereto and State Street Bank and Trust Company (as amended, modified or supplemented from time to time, the “Agreement”), the Trust and hereby requests that your bank act as Custodian for the Fund under the terms of the Agreement.  In connection with such request, the Fund hereby confirms to you, as of the date hereof, its representations and warranties set forth in Section III of that certain Amendment to Custodian Agreement dated as of May 16, 2001.

For convenience, attached as Exhibit I hereto is a replacement of “Exhibit I” to the Agreement.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

CREDIT SUISSE OPPORTUNITY FUNDS

By:	/s/Karen Regan
Name:	Karen Regan
Title:	VP & Secretary, Duly Authorized

Agreed and Accepted:
STATE STREET BANK AND TRUST COMPANY

By:	/s/Gunjan Kedia
Name:	Gunjan Kedia
Title:	Executive Vice President
Effective Date: February 27, 2015

EXHIBIT I

CREDIT SUISSE OPPPORUTNITY FUNDS
Credit Suisse Emerging Markets Equity Fund
Credit Suisse Floating Rate High Income Fund
Credit Suisse Global Sustainable Dividend Equity Fund
Credit Suisse Managed Futures Strategy Fund
Credit Suisse Multialternative Strategy Fund
Credit Suisse Strategic Income Fund
Credit Suisse Volaris US Strategies Fund

CREDIT SUISSE HIGH YIELD BOND FUND

CREDIT SUISSE COMMODITY STRATEGY FUNDS
Credit Suisse Commodity ACCESS Strategy Fund
Credit Suisse Commodity Return Strategy Fund

CREDIT SUISSE TRUST
Commodity Return Strategy Portfolio

CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.